Exhibit 99.1
CAPE BANCORP, INC. REPORTS
SECOND QUARTER 2010 RESULTS
Cape May Court House, New Jersey, August 3, 2010 Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (NASDAQ: “CBNJ”), the parent company of Cape Bank, announces its operating results for the quarter ended June 30, 2010.
For the quarter ended June 30, 2010, Cape Bancorp reported net income of $699,000, or $.06 per common and diluted share, compared to net income of $103,000, or $.01 per share, for the quarter ended June 30, 2009. The following is a summary of certain significant pre-tax income and expense events that occurred during the second quarter of 2010: an other-than temporary-impairment (OTTI) charge related to the collateralized debt obligations (CDO) investment portfolio of $514,000; a provision for loan losses of $1.7 million; loan related expenses of $586,000 and other real estate owned (OREO) expenses totaling $129,000. The three months ended June 30, 2009 included an OTTI charge related to the CDO investment portfolio of $2.5 million, a provision for loan losses of $1.9 million, net gains on the sale of investment securities of $600,000, net losses on OREO sales of $226,000 and loan related expenses in the amount of $179,000.
Net income for the six month period ended June 30, 2010 was $1.3 million, or $0.11 per common and diluted share, compared to $4,000 for the six month period ended June 30, 2009. The six months ended June 30, 2010 included an OTTI charge of $3.1 million, a provision for loan losses of $2.0 million, net gains on the sale of OREO of $248,000, loan related expenses of $787,000 and OREO expenses totaling $437,000 which included a $226,000 write-down of OREO properties. The six month period ended June 30, 2009 reflected an OTTI charge totaling $4.0 million, a provision for loan losses of $2.6 million, a $1.3 million charge related to payments made under the employment agreement of the Company’s former President and CEO, gains on the sales of investments of $600,000, and a $375,000 compensation pay-out to the current President and CEO. Both the three and six months ended June 30, 2009 included BOLI benefit proceeds of $460,000.
The net interest margin increased 19 basis points to 3.71% for the quarter ended June 30, 2010 from 3.52% for the quarter ended June 30, 2009. The increase was primarily the result of the cost of interest-bearing liabilities declining 55 basis points partially offset by a decline in the yield on interest-earning assets of 28 basis points and a 3.32% decrease in average interest-earning assets. For the six months ended June 30, 2010, the net interest margin increased 9 basis points over the same period last year. Average interest-earning assets declined 2.39%. The six month period also showed a 55 basis point drop in the cost of interest-bearing liabilities while the yield on average interest-earning assets declined 38 basis points.
At June 30, 2010, Cape Bancorp’s total assets were $1.072 billion comparable to $1.073 billion at December 31, 2009.
Cape Bancorp’s total net loans decreased to $774.5 million at June 30, 2010, from $789.5 million at December 31, 2009, a decrease of $15.0 million or 1.90%. This change is the result of a decrease in commercial loans of $9.8 million, a decrease in residential mortgage loans of $6.1 million and a decrease in consumer loans of $484,000 partially offset by a decrease in the allowance for loan losses of $1.4 million.

Delinquent loans decreased $5.5 million to $28.9 million or 3.67% of total gross loans at June 30, 2010 from $34.4 million, or 4.29% of total gross loans at December 31, 2009. Total delinquent loans by portfolio type at June 30, 2010 were comprised of $22.8 million of commercial mortgage and commercial business loans, $5.3 million of residential mortgage loans and $776,000 of consumer loans. Additionally, at June 30, 2010, Cape Bancorp had $4.9 million of loans that were less than 90 days delinquent or performing in accordance with their repayment terms but the Company was not accruing interest because of deterioration in the financial condition of the borrower. These loans consist of ten secured commercial loans represented by 4 borrowers, one of whom has seven loans totaling $4.2 million.
At June 30, 2010, the Company had $29.2 million in non-performing loans or 3.72% of total gross loans, a decrease of $4.0 million from $33.2 million or 4.14% at December 31, 2009. Total non-performing loans by portfolio type were comprised of $23.9 million of commercial loans, $4.7 million of residential mortgage loans and $623,000 of consumer loans. Of these delinquencies, the Company had $2.8 million of loans that were 90 days or more delinquent and still accruing (10 residential mortgage loans for $2.4 million and 3 consumer loans for $384,000). These loans are well secured and we anticipate no losses will be incurred. Of the commercial non-performing loans, $1.3 million (8 loans or 5.4%) were secured by residential, duplex and multi-family properties, $2.4 million (6 loans or 10.0%) were secured by land and building lots, $2.0 million (7 loans or 8.5%) were secured by retail stores, $4.0 million (8 loans or 16.8%) were secured by restaurant properties, $646,000 (2 loans or 2.7%) were secured by marina properties, $1.3 million (4 loans or 5.5%) were secured by B&B and hotels and $12.2 million (27 loans or 51.1%) were secured by commercial buildings and equipment. The three largest relationships in this category of non-performing loans are $4.2 million, $3.0 million, and $1.4 million.
At June 30, 2010, Cape Bancorp’s allowance for loan losses (ALL) decreased to $11.9 million from $13.3 million at December 31, 2009, a decrease of $1.4 million or 10.5%. The ALL ratio decreased to 1.52% of gross loans at June 30, 2010 from 1.66% of gross loans at December 31, 2009. The ALL to non-performing loan coverage ratio increased to 40.74% at June 30, 2010 from 40.04% at December 31, 2009. Net charge-offs during the quarter ended June 30, 2010 were $1.6 million compared to $1.7 million for the quarter ended June 30, 2009. Net charge-offs for the six-month period ended June 30, 2010 and 2009 were $3.3 million and $1.8 million, respectively.
Other real estate owned decreased to $3.6 million at June 30, 2010 from $4.8 million at December 31, 2009. For the three months ended June 30, 2010, the Company sold two commercial OREO properties and one residential OREO property with an aggregate carrying value totaling $561,000. The Company recorded net losses on the sale of OREO of $17,000 in the second quarter of 2010 compared to net losses of $226,000 recorded in the second quarter of 2009. For the six months ended June 30, 2010, the Company sold four commercial OREO properties and one residential OREO property with an aggregate carrying value totaling $3.2 million. Net gains on the sale of OREO totaled $248,000 for the six months ended June 30, 2010 compared to net losses on OREO sales of $255,000 for the six months ended June 30, 2009. Also, during the current quarter, the Company added four commercial and two residential properties to OREO with aggregate carrying values of $970,000 and $747,000, respectively.

Cape Bancorp’s total investment securities portfolio increased to $159.7 million at June 30, 2010, from $152.8 million at December 31, 2009, an increase of $6.9 million or 4.51%. At June 30, 2010, the cost basis of the collateralized debt obligation (CDO) portion of the investment portfolio securities was $10.0 million with a fair market value of $1.6 million. For the quarter ended June 30, 2010, Cape Bancorp recognized a credit related OTTI charge of $514,000 on the CDO portion of the investment portfolio compared to a $2.5 million charge for the quarter ended June 30, 2009. For the six month period ended June 30, 2010, Cape Bancorp recognized a credit related OTTI charge of $3.1 million on the CDO portion of the investment portfolio compared to a $4.0 million charge for the six month period ended June 30, 2009.
At June 30, 2010, Cape Bancorp’s total deposits increased to $786.5 million from $736.6 million at December 31, 2009, an increase of $49.9 million or 6.78%. The increase was represented in certificates of deposit ($28.1 million), core deposit accounts ($18.3 million), brokered deposits ($4.0 million) and a decrease in internal accounts of $462,000.
At June 30, 2010, Cape Bancorp’s total borrowings decreased to $149.0 million from $204.0 million at December 31, 2009, a decrease of $55.0 million or 26.94%, due to the use of increased deposits as a preferred funding source.
Cape Bancorp’s total equity increased to $130.9 million at June 30, 2010 from $126.5 million at December 31, 2009, an increase of $4.4 million or 3.41%. The increase in equity was attributable to the net income of $1.3 million and a decrease in accumulated other comprehensive loss, net of tax of $2.8 million. This decrease in accumulated other comprehensive loss is primarily a result of the recognition of the credit related OTTI charge of $2.0 million on the CDO portion of the investment portfolio net of tax, for the six month period ended June 30, 2010. Cape Bank continued to maintain its well capitalized status for regulatory purposes.
Michael D. Devlin, President and Chief Executive Officer of Cape Bancorp and Cape Bank, provided the following statement:
“The results of the second quarter reflect a continuation of the favorable trends experienced over the prior two quarters. Earnings increased and show improvement over the comparable period last year. Deposit growth has been good with increases in core deposits. The net interest margin continues to improve.
“While troubled assets remain a serious issue, we saw improvements again through June 30. For the third quarter in a row, delinquent loans were reduced as were non-performing loans.”

SELECTED FINANCIAL DATA
(unaudited)
Cape Bancorp, Inc.

	Six Months Ended	Three Months Ended
	June 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009

Statements of Income Data:
Interest income	$25,394	$12,829	$12,565	$13,189	$13,992
Interest expense	7,704	3,736	3,968	4,260	5,074

Net interest income	17,690	9,093	8,597	8,929	8,918
Provision for loan losses	1,952	1,708	244	785	1,864

Net interest income after provision for loan losses	15,738	7,385	8,353	8,144	7,054
Non-interest income	(423)	732	(1,155)	908	(431)
Non-interest expense	14,512	7,418	7,094	7,822	6,653

Income (loss) before income taxes	803	699	104	1,230	(30)
Income tax expense (benefit)	(531)	—	(531)	0	(133)

Net income (loss)	$1,334	$699	$635	$1,230	$103

Earnings (loss) per share[1]	$0.11	$0.06	$0.05	$0.10	$0.01

Average shares outstanding	12,344,317	12,349,609	12,338,966	12,328,321	12,307,619

Shares issued	13,313,521	13,313,521	13,313,521	13,313,521	13,313,521

Statements of Condition Data (Period End):
Investments		$159,702	$153,743	$152,815	$170,879
Loans, net of allowance		$774,477	$783,687	$789,473	$800,284
Allowance for loan losses		$11,916	$11,876	$13,311	$12,081
Total assets		$1,072,297	$1,072,985	$1,072,821	$1,110,614
Total deposits		$786,516	$766,596	$736,587	$744,568
Total borrowings		$149,033	$171,082	$203,981	$217,034
Total equity		$130,863	$129,297	$126,548	$142,989

Statements of Condition Data (Average Balance):
Total interest-earning assets	$985,357	$982,826	$987,914	$991,773	$1,016,597
Total interest-bearing liabilities	$873,047	$867,959	$878,192	$870,796	$891,071

Operating Ratios:
ROAA	0.25%	0.26%	0.24%	0.46%	0.04%
ROAE	2.05%	2.13%	1.97%	3.89%	0.29%
Yield on Earning Assets	5.20%	5.24%	5.16%	5.28%	5.52%
Cost of Interest Bearing Liabilities	1.78%	1.73%	1.83%	1.94%	2.28%
Net interest margin	3.62%	3.71%	3.53%	3.57%	3.52%
Efficiency ratio	71.09%	71.29%	70.87%	77.23%	64.03%

Capital Ratios:
Tier 1 Leverage Ratio		9.53%	9.40%	9.37%	10.51%
Total Risk-Based Capital Ratio		13.12%	13.22%	12.71%	13.36%
Tangible equity/tangible assets		10.27%	10.11%	9.85%	11.01%
Book value		$9.83	$9.71	$9.51	$10.74
Tangible book value		$8.09	$7.97	$7.76	$8.99
Stock price		$7.15	$8.07	$6.72	$8.63
Price to book value		72.74%	83.11%	70.66%	80.35%
Price to tangible book value		88.38%	101.25%	86.60%	96.00%

Quality Ratios:
Non-performing loans to total gross loans		3.72%	3.74%	4.14%	3.65%
Non-performing assets to total assets		3.11%	3.01%	3.55%	2.80%
Texas ratio		27.47%	27.35%	32.62%	23.60%
Allowance for loan losses to non-performing loans		40.74%	39.89%	40.04%	40.70%
Allowance for loan losses to total gross loans		1.52%	1.49%	1.66%	1.49%
Net charge-offs to average loans	0.84%	0.84%	0.84%	0.62%	0.84%

[1]	Earnings Per Share calculations use average outstanding shares which include earned ESOP shares.

DELINQUENCY TABLE
(unaudited)
Delinquent Loan Summary

	6/30/2010			3/31/2010
Period Ending:	Balances	% total loans	# Loans	Balances	% total loans	# Loans
31-59	838,816	0.11%	7	2,466,577	0.31%	20
60-89	3,729,794	0.47%	21	1,898,662	0.24%	9
90+	24,310,212	3.09%	87	25,370,216	3.19%	86

	28,878,822	3.67%		29,735,455	3.74%

Non-Accrual Other	4,937,044	0.63%	2	4,404,002	0.55%	10

Total Delinquency:	33,815,866	4.30%	117	34,139,457	4.29%	125

Total Loans Total:		786,392,793			795,562,591

Days	CML	IL	ML	CML	IL	ML
31-59	687,044	—	151,773	1,609,301	166,050	691,226
60-89	3,099,772	152,586	477,436	531,781	129,037	1,237,844
90+	18,975,432	623,116	4,711,663	19,924,978	518,302	4,926,936

	22,762,248			22,066,060

Non-Accrual Other*	4,937,044			4,404,002

Total Delinquency by Type	27,699,292	775,702	5,340,872	26,470,062	813,389	6,856,006
Total Loans by Type	496,552,053	48,395,645	241,445,095	499,534,288	48,478,848	247,549,455
% of Total Loans in Type	5.58%	1.60%	2.21%	5.30%	1.68%	2.77%

Total Delinquency		33,815,866			34,139,457

	12/31/2009			6/30/2009
Period Ending:	Balances	% total loans	# Loans	Balances	% total loans	# Loans
31-59	3,205,196	0.40%	20	3,486,966	0.43%	19
60-89	2,503,662	0.31%	11	3,176,706	0.39%	14
90+	28,707,813	3.58%	86	29,683,837	3.65%	78

	34,416,671	4.29%		36,347,509	4.47%

Non-Accrual Other*	4,540,114	0.57%	10

Total Delinquency:	38,956,785	4.85%	127	36,347,509	4.47%	111

Total Loans Total:		802,783,902			812,365,080

Days	CML	IL	ML	CML	IL	ML
31-59	913,278	408,681	1,883,237	1,562,501	374,051	1,550,414
60-89	903,146	49,911	1,550,604	2,309,086	124,912	742,708
90+	24,975,069	482,137	3,250,608	25,368,451	467,005	3,848,381

	26,791,493			29,240,038

Non-Accrual Other*	4,540,114

Total Delinquency by Type	31,331,607	940,729	6,684,449	29,240,038	965,968	6,141,503
Total Loans by Type	506,364,068	48,879,352	247,540,482	515,327,026	48,453,407	248,584,647
% of Total Loans in Type	6.19%	1.92%	2.70%	5.67%	1.99%	2.47%

Total Delinquency		38,956,785			36,347,509

*	Non-Accrual Other means loans that are less than 90 days past due or current for interest payments that are classified by management as non-performing and are accounted for on a cash basis.

For further information contact Michael D. Devlin, President and Chief Executive Officer, or Guy Hackney, Chief Financial Officer, Cape Bancorp: (609) 465-5600.
Forward-Looking Statements
This press release discusses primarily historical information. However, certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward- looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward- looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Further information on factors that could affect Cape Bancorp’s financial results can be found in the Cape Bancorp’s Form 10-K for the Year Ended December 31, 2009, which was filed by Cape Bancorp with the Securities and Exchange Commission on March 16, 2010.